FIRST AMENDMENT TO MORTGAGE

This FIRST AMENDMENT TO MORTGAGE (this "Amendment"), effective as of September 27, 2002, is made by and between VISION-EASE LENS, INC., a Minnesota corporation (the "Mortgagor"), having an office at One Meridian Crossings, Suite 850, Minneapolis, Minnesota 55423, and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as administrative agent for the Lenders (in such capacity, hereinafter, the "Mortgagee") and as a Lender, having an office at 130 Liberty Street, New York, New York 10006.

WITNESSETH:

WHEREAS, Mortgagor executed in favor of Bankers Trust Company (now named Deutsche Bank Trust Company Americas), as Administrative Agent, that certain Mortgage, Assignment of Leases and Rents and Fixture Filing (the "Mortgage") dated as of October 12, 2001 and recorded October 15, 2001 with the Office of the Clerk and Recorder of Anoka County, Minnesota as Document No. 1610955, relating to the real estate legally described on Exhibit A attached hereto and made a part hereof (the "Property");

WHEREAS, Mortgagor, Mortgagee, certain banks and financial institutions party thereto and Bank One, N.A., as "Documentation Agent" have entered into that certain Third Amended and Restated Credit Agreement of even date herewith (the "Third Amended and Restated Credit Agreement"), further amending and restating that certain Credit Agreement (as defined in the Mortgage); and

WHEREAS, in connection with the Third Amended and Restated Credit Agreement, Mortgagor and Mortgagee desire to amend the Mortgage in certain respects as hereinafter provided. All capitalized terms not specifically defined herein shall have the respective meanings given or ascribed to them in the Mortgage or, if not defined in the Mortgage, the Third Amended and Restated Credit Agreement.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

1.          Effective Date. The terms and provisions of this Amendment shall become effective as of the date hereof (the "Effective Date").

2.           Amendment of "Mortgagee". All references to "Mortgagee" in the Mortgage shall hereinafter refer to Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company) as administrative agent for the Lenders and as a Lender.

3.           Replacement of Paragraph 35. Paragraph 35 of the Mortgage is hereby deleted in its entirety and replaced with the following:

"35.     Maturity Date. The latest obligation secured by this Mortgage matures on May 14, 2004."

4.           Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision which shall be construed as similar in terms as may be possible while remaining legal, valid and enforceable.

5.           Successors and Assigns. This Amendment shall be binding upon Mortgagor and its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns.

6.           Governing Law. This Amendment shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Minnesota (without regard to conflicts of law principles) and applicable laws of the United States.

7.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.           Headings. The headings of sections and paragraphs in this Amendment are for convenience and reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.

9.           Reaffirmation of Mortgage. Except as specifically modified by this Amendment, all other terms of the Mortgage shall remain in full force and effect. Any and all references in the Mortgage to the "Mortgage" shall mean the Mortgage, as amended by this Amendment.

[Signature and Notary Pages Follow]

    IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed this Amendment intending same to be effective as of the date first written above.

MORTGAGOR:

VISION-EASE LENS, INC., a Minnesota corporation

By: /s/ Bradley D. Carlson
Name: Bradley D. Carlson
Title: Treasurer

MORTGAGEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust
Company), as administrative agent for the
Lenders and as a Lender

By: /s/ Mary Jo Jolly
Name: Mary Jo Jolly
Title: Assistant Vice President

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 7th day of August, 2002, by Bradley D. Carlson, the Treasurer of Vision-Ease Lens, Inc., a Minnesota corporation, on behalf of said corporation.

/s/ Julie K. Uhrich
Notary Public

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 27th day of September, 2002, by Mary Jo Jolly, the Assistant Vice President of Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), on behalf of said entity.

/s/ Mary E. Somoza
Notary Public

THIS INSTRUMENT WAS
PREPARED BY AND AFTER
RECORDING SHOULD BE
RETURNED TO:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Ankur Gupta, Esq.

EXHIBIT A
TO
FIRST AMENDMENT TO MORTGAGE

Mortgagor:       VISION-EASE LENS, INC., a Minnesota corporation

Mortgagee:	DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as administrative agent for the Lenders and as a Lender

The Land described in the referenced instrument is located in Anoka County, Minnesota, and is described as follows:

    Lot 1, Block 1, A.E.C. Energy Park Second Addition, according to the recorded plat thereof, in the County of Anoka, State of Minnesota.